UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2012

TYCO INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-13836	98-0390500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Freier Platz 10

Schaffhausen, CH-8200 Switzerland

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 41-52-633-02-44

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into A Material Definitive Agreement.

Note Purchase Agreement

On June 27, 2012, Tyco International Ltd. (“Tyco”) and its wholly-owned subsidiary, The ADT Corporation (“ADT”), entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc. (as representatives of the several purchasers named therein, collectively, the “Initial Purchasers”) under which ADT agreed to sell to the Initial Purchasers $750 million aggregate principal amount of 2.250% Senior Notes due 2017 (the “2017 Notes”), $1.0 billion aggregate principal amount of 3.500% Senior Notes due 2022 (the “2022 Notes”) and $750 million aggregate principal amount of 4.875% Senior Notes due 2042 (the “2042 Notes” and, together with the 2017 Notes and the 2022 Notes, the “Notes”).

The closing of the sale of the Notes occurred on July 5, 2012. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). ADT offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to Rule 144A of the Securities Act and to non-U.S. persons in reliance on Regulation S under the Securities Act. ADT relied on these exemptions from registration based in part upon representations made by the Initial Purchasers in the Purchase Agreement. The net proceeds payable from the offering of the Notes, after deducting the Initial Purchasers’ discounts and commissions and other expenses, were approximately $2.47 billion and will be used to repay intercompany debt and to make other cash payments to Tyco to allow it to fund repurchases or redemptions of its indebtedness.

Indenture and Supplemental Indentures

The Notes are governed by an Indenture (the “Indenture”), dated as of July 5, 2012, between ADT, as issuer, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First through Third Supplemental Indentures, each dated as of July 5, 2012, among ADT, as issuer, Tyco, as guarantor, and the Trustee (together, the “Supplemental Indentures”). The Indenture and Supplemental Indentures, including the forms of Notes, are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4 and are incorporated herein by reference. The descriptions of the Indenture, the Supplemental Indentures and the Notes in this report are summaries only and are qualified in their entirety by the terms of the Indenture, the Supplemental Indentures and the Notes, respectively.

The Notes are ADT’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior debt, and senior to any subordinated indebtedness that ADT may incur. Initially, the notes are fully and unconditionally guaranteed on a senior unsecured basis by Tyco. The guarantee will automatically and unconditionally be released and cancelled upon Tyco’s distribution (the “Distribution”) to its shareholders of the shares of ADT’s common stock.

The 2017 Notes bear interest at a rate of 2.250% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. The 2022 Notes bear interest at a rate of 3.500% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. The 2042 Notes bear interest at a rate of 4.875% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for.

Interest on the Notes will be payable on January 15 and July 15 of each year, commencing on January 15, 2013, to the holders of record at the close of business on the January 1 and July 1 prior to each interest payment date. In certain circumstances, ADT may be required to pay additional interest.

The Notes are redeemable solely at ADT’s option at any time at a redemption price equal to the greater of the principal amount of the series of Notes and a make-whole price, plus accrued and unpaid interest. ADT may also redeem all, but not less than all, of a series of Notes in the event of certain tax changes affecting such notes.

In addition, if the Distribution has not occurred on or prior to March 31, 2013 or if Tyco determines that the Distribution will not occur by March 31, 2013, ADT may elect to redeem each series of the Notes by issuing a redemption notice on or prior to June 30, 2013.  The redemption price applicable to such redemption will be 101% of the principal amount of the Notes, plus accrued and unpaid interest.

Upon the occurrence of a change of control triggering event (as defined in the Supplemental Indentures), unless ADT has exercised its right to redeem the Notes, each holder of Notes will have the right to require ADT to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Exchange and Registration Rights Agreement

In connection with the sale of the Notes, Tyco and ADT entered into an Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) with the Initial Purchasers, dated as of July 5, 2012. Under the Exchange and Registration Rights Agreement, ADT and Tyco agree, at their cost, to (i) file with the SEC an exchange offer registration statement with respect to an exchange offer registered under the Securities Act to exchange the Notes of each series for an issue of another series of notes (the “Exchange Notes”) that are identical in all material respects to the applicable series of Notes (except that the Exchange Notes will not contain transfer restrictions or any increase in annual interest rate) within 180 days after July 5, 2012, (ii) to use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 365 days of July 5, 2012, (iii) to use their commercially reasonable efforts to commence the exchange offer promptly, but no later than 10 business days after the registration statement has become effective, (iv) to hold the exchange offer open for not less than 20 business days and (v) to complete the exchange offer no later than 30 days after the commencement of the exchange offer.

If the exchange offer is not consummated, under certain circumstances and within specified time periods, ADT and Tyco are required to file a shelf registration statement covering resales of the Notes, use commercially reasonable efforts to cause the shelf registration statement to be declared effective and to keep the shelf registration statement effective until such time as the Notes cease to be registrable securities.

Subject to certain limitations, ADT will be required to pay the holders of the Notes special interest on the Notes if ADT fails to register the Notes or consummate the exchange offer within, or to keep such registration statement effective during, specified time periods or if ADT requires holders to refrain from disposing of their registrable securities for a period exceeding 45 days in any one instance or 90 days in the aggregate during any 12-month period.

A copy of the Exchange and Registration Rights Agreement is attached hereto as Exhibit 4.5 and is incorporated herein by reference. The description of the Exchange and Registration Rights Agreement in this report is a summary only and is qualified in its entirety by the terms of the Exchange and Registration Rights Agreement.

ITEM 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure contained in Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits.

(d)

Exhibit No.	Description
4.1	Indenture by and between The ADT Corporation (as Issuer) and Wells Fargo Bank, National Association (as Trustee), dated as of July 5, 2012.

4.2	First Supplemental Indenture by and among The ADT Corporation (as Issuer), Tyco International Ltd. (as Guarantor) and Wells Fargo Bank, National Association (as Trustee), dated as of July 5, 2012.

4.3	Second Supplemental Indenture by and among The ADT Corporation (as Issuer), Tyco International Ltd. (as Guarantor) and Wells Fargo Bank, National Association (as Trustee), dated as of July 5, 2012.

4.4	Third Supplemental Indenture by and among The ADT Corporation (as Issuer), Tyco International Ltd. (as Guarantor) and Wells Fargo Bank, National Association (as Trustee), dated as of July 5, 2012.

4.5

Exchange and Registration Rights Agreement by and among The ADT Corporation, Tyco International Ltd. (as Guarantor) and Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc. (as representatives of the several Purchasers), dated as of July 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Judith A. Reinsdorf
Judith A. Reinsdorf
Executive Vice President and General Counsel

Date: July 5, 2012